Exhibit 10(p)

Execution Copy

PARENT COMPANY GUARANTY

THIS PARENT COMPANY GUARANTY (this “Guaranty”) is made as of January 27, 2004 by Lennar Corporation, a Delaware corporation, and LNR Property Corporation, a Delaware corporation (collectively, the “Guarantors”) in favor of the Administrative Agent, for the benefit of the Lenders under the Credit Agreement referred to below.

WITNESSETH:

WHEREAS, LandSource Communities Development LLC, a Delaware limited liability company, and NWHL Investment LLC, a Delaware liability company (collectively, “Borrowers”) and Bank One, NA, having its principal office in Chicago, Illinois, as Administrative Agent (the “Administrative Agent”), and certain other Lenders from time to time party thereto have entered into a certain Credit Agreement of even date herewith (as same may be amended, modified, supplemented or restated from time to time, the “Credit Agreement”), providing, subject to the terms and conditions thereof, for extensions of credit to be made by the Lenders to the Borrowers;

WHEREAS, it is a condition precedent to the execution of the Credit Agreement by the Administrative Agent and the Lenders that each of the Guarantors execute and deliver this Guaranty whereby each of the Guarantors shall guarantee, or otherwise agree to pay and perform, certain liabilities and obligations as herein provided; and

WHEREAS, each of the Guarantors owns (directly or indirectly) 50% of the Equity Interests in each of the Borrowers, and in order to induce the Lenders and the Administrative Agent to enter into the Credit Agreement, and because each Guarantor has determined that executing this Guaranty is in its interest and to its financial benefit, each of the Guarantors is willing to execute and deliver this Guaranty;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Defined Terms.

(a) “Trigger Event” means any one or more of the following: (i) there shall occur any willful or fraudulent misrepresentation by any of the Loan Parties under the Credit Agreement or any other Loan Document; (ii) any of the Loan Parties shall commit any fraudulent or unlawful act in respect of the Loans or other Obligations; (iii) either of the Borrowers shall pay any dividend or make any distribution that is not a Permitted Distribution and such dividend or distribution is not repaid to the applicable Borrower within thirty (30) days after notice from the Administrative Agent; or (iv) there shall occur any misappropriation of funds by any of the Loan Parties, including without limitation the application of any Property Award or other proceeds of Collateral in a manner not permitted under the Loan Documents.

(b) “Guaranteed Obligations” is defined in Section 3 below.

(c) Other capitalized terms used herein but not defined herein shall have the meaning set forth in the Credit Agreement.

SECTION 2. Representations and Warranties. Each of the Guarantors represents and warrants (which representations and warranties shall be deemed to have been renewed upon each Credit Extension Date under the Credit Agreement) that:

(a) It is a corporation duly incorporated, validly existing, and in good standing under the laws of the jurisdiction of its incorporation; has the power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged in; and is duly qualified and in good standing under the laws of each other jurisdiction in which such qualification is required.

(b) The execution, delivery and performance by it of this Guaranty have been duly authorized by all necessary corporate action, and do not and will not (1) require any consent or approval of its stockholders or (except such consents as have been obtained as of the date hereof); (2) contravene its charter or bylaws; (3) violate, any provision of any law, rule, regulation (including, without limitation, Regulations U and X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination, or award presently in effect having applicability to it; (4) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease, or instrument to which it is a party or by which it or its properties may be bound or affected; (5) result in, or require, the creation or imposition of any Lien, upon or with respect to any of the properties now owned or hereafter acquired by it; and (6) cause it to be in default, in any material respect, under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award or any such indenture, agreement, lease or instrument.

(c) This Guaranty is its legal, valid, and binding obligation, enforceable against it, in accordance with its respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditors’ rights generally.

SECTION 3. The Guaranty.

(a) Each of the Guarantors hereby absolutely and unconditionally guarantees, jointly and severally, as primary obligor and not as surety, upon the occurrence of a Trigger Event, the full and punctual payment (whether at stated maturity, upon acceleration or early termination or otherwise, and at all times thereafter) and performance of the Obligations, including without limitation any such Obligations incurred or accrued during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, whether or not allowed or allowable in such proceeding being referred to. Upon the occurrence of a Trigger Event and the failure by the Borrowers to pay punctually any such amount, each of the Guarantors, jointly and severally, agrees that it shall forthwith on demand pay to the Administrative Agent for the benefit of the Lenders, the amount not so paid at the place and in the manner specified in the Credit Agreement, any Note or any other Loan Document, as the case may be.

(b) Without limitation of any of the other provisions of this Section 3, each of the Guarantors hereby absolutely and unconditionally guarantees, jointly and severally, as primary obligor and not as surety, upon demand by the Administrative Agent, the principal repayment of the Obligations provided for in Section 2.04(d)(ii) of the Credit Agreement, which payment shall be due and payable by the Guarantor, notwithstanding whether allowed or allowable during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding.

(c) Without limitation of any of the other provisions of this Section 3, each of the Guarantors does hereby further guarantee and agree to pay, upon demand, any and all actual loss, cost, damage or expenses incurred by the Administrative Agent, any Lender or LC Issuer or any Indemnitee as a direct or indirect result of (i) any breach of any material representation or warranty of either of the Borrowers or any of their respective Subsidiaries in the Credit Agreement or any of the Loan Documents; or (ii) any breach or default of any of the Loan Parties of any representation, warranty, covenant, indemnity or other provision of the Credit Agreement or other Loan Documents relating to Contaminants, the Release thereof, or Environmental, Health or Safety Requirements of Law, including without limitation Sections 4.21, 6.11, 6.12 and 13.04(a)(ii) of the Credit Agreement. The provisions of this Section 3(c) shall survive repayment of the Obligations subject to the limitations set forth in Section 13.04(d) of the Credit Agreement, which limitation shall also apply to this paragraph 3(c).

(d) The obligations that the Guarantors guarantee or otherwise agree to pay or perform under this Section 3 are herein referred to as the “Guaranteed Obligations.”

(e) This Guaranty is a guaranty of payment and not of collection. Each of the Guarantors waives any right to require the Lender to sue the Borrowers, any other guarantor, or any other Person obligated for all or any part of the Guaranteed Obligations or other Obligations, or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations.

SECTION 4. Guaranty Unconditional. The obligations of each of the Guarantors hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(i) any extension, renewal, settlement, compromise, waiver or release in respect of any of the Guaranteed Obligations or other Obligations, by operation of law or otherwise, or any obligation of any other guarantor of any of the Guaranteed Obligations or other Obligations, or any default, failure or delay, willful or otherwise, in the payment or performance of the Guaranteed Obligations or other Obligations;

(ii) any modification or amendment of or supplement to the Credit Agreement, any Note or any other Loan Document;

(iii) any release, nonperfection or invalidity of any direct or indirect security for any obligation of the Borrowers or any other Loan Party under the Credit Agreement, any Note, any other Loan Document or any obligations of any other guarantor of any of the Guaranteed Obligations or other Obligations, or any action or failure to act by the Administrative Agent, any Lender or any

Affiliate of any Lender with respect to any Collateral securing all or any part of the Guaranteed Obligations or other Obligations;

(iv) any change in the corporate existence, structure or ownership of either of the Borrowers or any other guarantor of any of the Guaranteed Obligations or other Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting either of the Borrowers, or any other guarantor of the Guaranteed Obligations or other Obligations, or its assets or any resulting release or discharge of any obligation of either of the Borrowers or any other guarantor of any of the Guaranteed Obligations or other Obligations;

(v) the existence of any claim, setoff or other rights which the Guarantors may have at any time against either of the Borrowers, any other guarantor of any of the Guaranteed Obligations or other Obligations, the Administrative Agent, any Lender or any other Person, whether in connection herewith or any unrelated transactions;

(vi) any invalidity or unenforceability relating to or against either of the Borrowers, or any other guarantor of any of the Guaranteed Obligations or other Obligations, for any reason related to the Credit Agreement, any Note, any other Loan Document or any provision of applicable law or regulation purporting to prohibit the payment by either of the Borrowers, or any other guarantor of the Guaranteed Obligations or other Obligations, of the principal of or interest on any Note or any other amount payable by either of the Borrowers under the Credit Agreement, any Note or any other Loan Document; or

(vii) any other act or omission to act or delay of any kind by either of the Borrowers, any other guarantor of the Guaranteed Obligations or other Obligations, the Administrative Agent, any Lender or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of any Guarantor’s obligations hereunder.

SECTION 5. Discharge Only Upon Payment In Full: Reinstatement In Certain Circumstances. Each of the Guarantor’s obligations hereunder shall remain in full force and effect until all Guaranteed Obligations (including any that survive repayment of the Loans) shall have been indefeasibly paid in full and the Facility LCs and Commitments under the Credit Agreement shall have terminated or expired. If at any time any payment of the principal of or interest on any Note or any other amount payable by the Borrowers or any other party under the Credit Agreement, any Note or any other Loan Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of either of the Borrowers or otherwise, each of the Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

SECTION 6. Waivers. To the fullest extent permitted by applicable law, each of the Guarantors waives any defense based on or arising out of any defense of the Borrowers or the unenforceability of all or any part of the Guaranteed Obligations or other Obligations from any cause, or the cessation from any cause of the liability of either of the Borrowers, other than the indefeasible payment in full in cash of the Guaranteed Obligations or other Obligations. Without limiting the generality of the foregoing, each of the Guarantors irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any person against either of the Borrowers, any other guarantor of any of the Guaranteed Obligations or other Obligations, or any other Person. The Administrative Agent or the Lenders may, at its or their election, foreclose on any Collateral by one or more judicial or nonjudicial sales, accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any Collateral securing all or a part of the Guaranteed Obligations or other Obligations, compromise or adjust any part of the Guaranteed Obligations or other Obligations, make any other accommodation with the Borrowers, any other guarantor or any other Person liable on any part of the Guaranteed Obligations or other Obligations or exercise any other right or remedy available against the Borrowers, any other guarantor or any other Person liable on any of the Guaranteed Obligations or other Obligations without affecting or impairing in any way the liability of the Guarantors under this Guaranty except to the extent the Guaranteed Obligations or other Obligations have been fully and indefeasibly paid in cash. To the fullest extent permitted by applicable, law, each of the Guarantors waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Guarantors against the Borrowers, any other guarantor or any other Person liable on any of the Guaranteed Obligations or other Obligations, as the case may be, or any Collateral. Notwithstanding the provisions of Section 15, the Guarantors acknowledge that, in the event and only to the extent that this Guaranty shall be construed under California law, the rights and defenses being waived by Guarantors include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure. Without limiting the generality of the foregoing or any other provision hereof, the Guarantors further expressly subordinate to the extent permitted by law, but only for as long as any obligations remain outstanding under the Loan Documents, any and all rights and defenses, including without limitation any rights of subrogation, reimbursement, indemnification and contribution, which might otherwise be available to the Guarantors under California Civil Code Sections 2787 to 2855, inclusive, 2899 and 3433, or under California Code of Civil Procedure Sections 580a, 580b, 580d and 726, or any of such sections.

SECTION 7. Subordination; Subrogation. Each of the Guarantors hereby subordinates to the Obligations all indebtedness or other liabilities of the Borrowers or of any of their respective Subsidiaries or of any other guarantor of the Guaranteed Obligations or other Obligations to such Guarantor. Each of the Guarantors hereby further agrees not to assert any right, claim or cause of action, including, without limitation, a claim for subrogation, reimbursement, indemnification or otherwise, against either of the Borrowers arising out of or by reason of this Guaranty or the obligations hereunder, including, without limitation, the payment or securing or purchasing of any of the Guaranteed Obligations or other Obligations by any of the Guarantors, unless and until the Guaranteed Obligations or other Obligations are indefeasibly paid in full and all Facility LCs and Commitments have terminated or expired.

SECTION 8. Stay of Acceleration. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of either of the Borrowers, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement, any Note or any other Loan Document shall (to the extent the same constitute Guaranteed Obligations) nonetheless be payable by each of the Guarantors hereunder forthwith on demand by the Administrative Agent made at the request of the Required Lenders.

SECTION 9. Notices. All notices, requests, demands and other communications to any party hereunder shall be given or made in accordance with the provisions of Section 13.01 of the Credit Agreement. The notice address for Administrative Agent shall be as provided in the Credit Agreement, and the notice address for the Guarantors shall be as set forth below their signatures. Any party may change its notice address by notice to the other parties.

SECTION 10. No Waivers. No failure or delay by the Administrative Agent or any Lenders in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Guaranty, the Credit Agreement, any Note or the other Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 11. No Duty to Advise. Each of the Guarantors assumes all responsibility for being and keeping itself informed of the Borrowers’ financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations or other Obligations and the nature, scope and extent of the risks that each of the Guarantors assumes and incurs under this Guaranty, and agrees that neither the Administrative Agent nor any Lender has any duty to advise any of the Guarantors of information known to it regarding those circumstances or risks.

SECTION 12. Successors and Assigns. This Guaranty is for the benefit of the Administrative Agent and the Lenders and their respective successors and permitted assigns and in the event of an assignment of any amounts payable under the Credit Agreement, any Note or any other Loan Documents, the rights hereunder, to the extent applicable to the indebtedness so assigned, shall be transferred with such indebtedness. This Guaranty shall be binding upon each of the Guarantors and their respective successors and permitted assigns.

SECTION 13. Changes in Writing. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by each of the Guarantors and the Administrative Agent with the consent of the Required Lenders or, to the extent required under Section 13.06 of the Credit Agreement, all Lenders.

SECTION 14. Costs of Enforcement. Each of the Guarantors agrees to pay all costs and expenses including, without limitation, all court costs and attorneys’ reasonable fees and expenses paid or incurred by the Administrative Agent or any Lender or any Affiliate of any Lender in endeavoring to collect all or any part of the Guaranteed Obligations from, or in prosecuting any action against, the Borrower, the Guarantors or any other guarantor of all or any part of the Guaranteed Obligations, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such Administrative Agent, Lender or Affiliate of a Lender was not entitled to any of the relief sought by it.

SECTION 15. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS, INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS, OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS. EACH OF THE GUARANTORS HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT SITTING IN CHICAGO, ILLINOIS OR IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK, NEW YORK, ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK, NEW YORK, OR ANY ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS AND FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS GUARANTY (INCLUDING, WITHOUT LIMITATION, ANY OF THE OTHER LOAN DOCUMENTS) OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE GUARANTORS IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE GUARANTORS, AND THE ADMINISTRATIVE AGENT AND THE LENDERS ACCEPTING THIS GUARANTY, HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 16. Taxes, etc. All payments required to be made by any of the Guarantors hereunder shall be made without setoff or counterclaim and free and clear of and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any government or any political or taxing authority thereof (excluding federal taxation of the overall income of any Lender), provided, however, that if any of the Guarantors is required by law to make such deduction or withholding, such Guarantor shall forthwith (i) pay to the Administrative Agent or any Lender, as applicable, such additional amount as results in the net amount received by the Administrative Agent or any Lender, as applicable, equaling the full amount which would have been received by the Administrative Agent or any Lender, as applicable, had no such deduction or withholding been made, (ii) pay the full amount deducted to the relevant authority in accordance with applicable law, and (iii) furnish to the Administrative Agent or any Lender, as applicable, certified copies of official receipts evidencing payment of such withholding taxes within 30 days after such payment is made; provided that to the extent the Administrative Agent or any Lender is able to, and does, credit the withheld sum against taxes that would otherwise be owed, the Administrative Agent or the Lender, as the case may be, will return to the applicable Guarantor the sum actually paid by it as required by clause (i).

IN WITNESS WHEREOF, each of the Guarantors has caused this Guaranty to be duly executed, under seal, by its authorized officer as of the day and year first above written.

LENNAR CORPORATION

By:	/s/ Waynewright E. Malcolm

Name	Waynewright E. Malcolm

Title	Vice President

Address

Lennar Corporation 700 N.W. 107th Avenue Miami, FL 33172 Attention: Waynewright Malcolm, Vice President Telecopy No.: (305) 227-7115

with a copy to:

Lennar Homes of California, Inc., a California corporation 24800 Chrisanta Mission Viejo, CA 92691 Attention: Jonathan M. Jaffe, Vice President Telecopy No.: (949) 598-8500

LNR PROPERTY CORPORATION

By:	/s/ Shelly Rubin

Name	Shelly Rubin

Title	Vice President

Address

LNR Property Corporation 1601 Washington Avenue, Suite 800 Miami Beach, FL 33139 Attention: Shelly Rubin, Vice President - Finance Telecopy No.: (305) 695-5559

with a copy to:

LNR Property Corporation 1601 Washington Avenue, Suite 800 Miami Beach, FL 33139 Attention: Zena Dickstein, Secretary Telecopy No.: (305) 695-5719